Exhibit 10.1
THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT
THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of October 17, 2023, by and among SLR INVESTMENT CORP., a Maryland corporation with an office located at 500 Park Avenue, 3rd Floor, New York, NY 10022 (“SLR”), as collateral agent (in such capacity, together with its successors and assigns, “Collateral Agent”), the Lenders listed on Schedule 1.1 hereof or otherwise a party to the Loan Agreement from time to time including SLR in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”), and ARDELYX, INC., a Delaware corporation with offices located at 400 Fifth Avenue, Suite 210, Waltham, MA 02451 (the “Borrower”).
A.    Collateral Agent, Borrower and Lenders have entered into that certain Loan and Security Agreement dated as of February 23, 2022 (as amended, supplemented or otherwise modified from time to time, including but not limited to that certain First Amendment to Loan and Security Agreement dated as of August 1, 2022, that certain Second Amendment to Loan and Security Agreement dated as of February 9, 2023, and this Amendment, collectively, the “Loan Agreement”), pursuant to which Lenders have provided to Borrower certain loans in accordance with the terms and conditions thereof; and
B.    Borrower, Collateral Agent and the Required Lenders have agreed to amend certain provisions of the Loan Agreement as provided herein, subject to, and in accordance with, the terms and conditions set forth herein, and in reliance upon the representations and warranties set forth herein.
Agreement
    NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, the Required Lenders and Collateral Agent hereby agree as follows:
1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.Amendments to Loan Agreement.
1.1Section 13.1 (Definitions). The following terms and their respective definitions hereby are added or amended and restated in their entirety, as applicable, to Section 1.4 of the Loan Agreement as follows:
“Amortization Date” means April 1, 2024; provided, that upon achievement of the Interest-Only Extension Milestone, the Amortization Date shall automatically be extended to January 1, 2027.
“Applicable Rate” means a per annum interest rate equal to the greater of (a)(i) one percent (1.00%) per annum for all Term A Loans and Term B Loans and (ii) four and seven tenths of one percent (4.70%) for all Term C and Term D Loans, and (b)(i) 0.022% plus (ii) 1-month CME Term SOFR reference rate as published by the CME Term SOFR Administrator on the CME Term SOFR Administrator’s Website (or on any successor or substitute page of the CME Term SOFR Administrator, or any successor to or substitute for the CME Term SOFR Administrator, as determined by Collateral Agent in a manner consistent with other loans in Collateral Agent’s portfolio), which determination by Collateral Agent shall be conclusive in the absence of manifest error; provided that if, at any time, Lenders notify Collateral Agent that Lenders have determined that (x) Lenders are unable to determine or ascertain such rate, or (y) the applicable regulator has made public statements to the effect that the rate published by the CME Term SOFR Administrator is no longer used for determining interest rates for loans, then the Applicable Rate shall be equal to an alternate benchmark rate and spread agreed between Collateral Agent and Borrowers, giving due consideration to (i) market convention or (ii) selection, endorsement or recommendation by a Relevant Governmental Body. Such alternative benchmark rate and spread shall be binding unless the Required Lenders object within five (5) days following notification of such amendment.
“Interest-Only Extension Milestone” is the funding of the Term B Loans by the Lenders to Borrower.
“Permitted Royalty Account” is a Deposit Account established by Borrower solely for the purpose of receiving remittance of royalty interest payments and disbursement thereof in respect of the Permitted Royalty Transaction, and disclosed to Collateral Agent by Borrower in writing.
“Prepayment Premium” is, with respect to any Term Loan subject to any prepayment prior to the Maturity Date, whether by mandatory or voluntary prepayment, acceleration or otherwise (including, but not limited to, upon the occurrence of a bankruptcy or insolvency event, an additional fee payable to the Lenders in amount equal to:
(i)    for any prepayment made on or after the Third Amendment Effective Date through and including the first anniversary of the Third Amendment Effective Date, three percent (3.00%) of the principal amount of such Term Loan prepaid;
(ii)    for any prepayment made after the date which is after the first anniversary of the Third Amendment Effective Date through and including the second anniversary of the Third Amendment Effective Date, two percent (2.00%) of the principal amount of such Term Loan prepaid; and
(iii)    for any prepayment made after the date which is after the second anniversary of the Third Amendment Effective Date and prior to the Maturity Date, one percent (1.00%) of the principal amount of such Term Loan prepaid.
“Term B Milestone” is Collateral Agent’s receipt of satisfactory evidence that Borrower has received FDA approval of Tenapanor for use in certain patients with Hyperphosphatemia on or prior to November 30, 2023.
“Term C Draw Period” is the period commencing on the first date on which both the Term B Milestone and Interest-Only Extension Milestone have been achieved, and ending on March 15, 2024.
“Third Amendment Effective Date” is October 17, 2023.

1.2Section 2.2(a) (Term Loans). Section 2.2(a) is hereby amended to amend and restate subclause (ii) in its entirety and to add subclauses (iii) and (iv) as follows:
“(ii)    Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, during the Term B Draw Period to make term loans to Borrower in an aggregate principal amount of Twenty-Two Million Five Hundred Thousand Dollars ($22,500,000) and disbursed in a single advance according to each Lender’s Term B Loan Commitment as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term B Loan” and collectively as the “Term B Loans”). After repayment, no Term B Loan may be re-borrowed.
(iii)    Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, during the Term C Draw Period to make term loans to Borrower in an aggregate principal amount of Fifty Million Dollars ($50,000,000) and disbursed in a single advance according to each Lender’s Term C Loan Commitment as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term C Loan” and collectively as the “Term C Loans”). After repayment, no Term C Loan may be re-borrowed.
(iv)    Subject to the terms and conditions of this Agreement, Borrower may request, and the Lenders shall severally and not jointly make available, in each case, beginning on the Third Amendment Effective Date and continuing through the day immediately preceding the Amortization Date, and conditioned on approval by the Lenders’ investment committee in its sole and unfettered discretion, make term loans to Borrower in an aggregate principal amount of up to Fifty Million Dollars ($50,000,000) and disbursed in a single advance and, if made, according to a commitment schedule to be provided by the Lenders prior to the Funding Date of such term loans (“Term D Loan Commitment”) (and Borrower acknowledges that at all times prior to Lenders providing the Term D Loan Commitment such amount is uncommitted) (such term loans are hereinafter referred to singly as a “Term D Loan” and collectively as the “Term D Loans”; each Term A Loan, Term B Loan, Term C Loan and Term D Loan is hereinafter referred to singly as a “Term Loan” and the Term A Loans, the Term B Loans, Term C Loans and Term D Loans are hereinafter referred to collectively as the “Term Loans”). After repayment, no Term D Loan may be re-borrowed.”

1.3Section 2.2 (Term Loans). Section 2.2(b) of the Loan Agreement is hereby amended and restated to read as follows:
“(b)    Repayment. Borrower shall make monthly payments of interest only commencing on the first (1st) Payment Date following the Funding Date of each Term Loan, and continuing on the Payment Date of each successive month thereafter through and including the Payment Date immediately preceding the Amortization Date. Borrower agrees to pay, on the Funding Date of each Term Loan, any initial partial monthly interest payment otherwise due for the period between the Funding Date of such Term Loan and the first Payment Date after such Funding Date. Commencing on the Amortization Date, and continuing on the Payment Date of each month thereafter, Borrower shall (i) make monthly payments of interest, to each Lender in accordance with its Pro Rata Share, as calculated by Collateral Agent (which calculations shall be deemed correct absent manifest error) based upon the effective rate of interest applicable to the Term Loan, as determined in Section 2.3(a) plus (ii) make consecutive equal monthly payments of principal to each Lender in accordance with its Pro Rata Share in accordance with their respective Pro Rata Shares, as calculated by Collateral Agent (which calculations shall be deemed correct absent manifest error) based upon: (A) the respective principal amounts of such Lender’s Term Loans outstanding, and (B) a repayment schedule equal to (I) if the Amortization Date is April 1, 2024, thirty-six (36) months and (II) if the Amortization Date is January 1, 2027, three (3) months. All unpaid principal and accrued and unpaid interest with respect to each such Term Loan is due and payable in full on the Maturity Date. The Term Loans may only be prepaid in accordance with Sections 2.2(c) and 2.2(d).”
1.4Section 2.3(a) (Interest Rate). Section 2.3(a) of the Loan Agreement is hereby amended and restated to read as follows:
“(a)    Interest Rate. Subject to Section 2.3(b), (i) with respect to the Term A Loans and the Term B Loans, the principal amount outstanding under such Term Loans shall accrue interest at a floating per annum rate equal to the Applicable Rate in effect from time to time plus 7.95%, which aggregate interest rate shall be determined by Collateral Agent in accordance with the definition of “Applicable Rate” on the third Business Day prior to the Funding Date of such Term A Loan or Term B Loan, as applicable, and on the date occurring on the first Business Day of the month prior to each Payment Date occurring thereafter, which interest shall be payable monthly in arrears in accordance with Sections 2.2(b) and 2.3(e), and (ii) with respect to the Term C Loans and the Term D Loans, the principal amount outstanding under such Term Loans shall accrue interest at a floating per annum rate equal to the Applicable Rate in effect from time to time plus 4.25%, which aggregate interest rate shall be determined by Collateral Agent in accordance with the definition of “Applicable Rate” on the third Business Day prior to the Funding Date of such Term C Loan or Term D Loan, as applicable, and on the date occurring on the first Business Day of the month prior to each Payment Date occurring thereafter, which interest shall be payable monthly in arrears in accordance with Sections 2.2(b) and 2.3(e). Except as set forth in Section 2.2(b), such interest shall accrue on each Term Loan commencing on, and including, the Funding Date of such Term Loan, and shall accrue on the principal amount outstanding under such Term Loan through and including the day on which such Term Loan is paid in full (or any payment is made hereunder).”
1.5Section 6.6 (Operating Accounts). Section 6.6(a) and (b) of the Loan Agreement are hereby amended and restated to read as follows:
“(a)    Maintain Borrower’s and Guarantors Collateral Accounts with depositary institutions that have agreed to execute Control Agreements in favor of Collateral Agent with respect to such Collateral Accounts. The provisions of the previous sentence shall not apply to (i) Deposit Accounts exclusively used for cash collateral for Permitted Liens under clause (j) of the definition thereof, (ii) payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s, or any Guarantor’s, employees in an aggregate amount not to exceed the amount reasonably expected to be due and payable for the next two (2) succeeding pay periods and identified to Collateral Agent by Borrower as such in the Disclosure Schedules, (iii) any deposit accounts at Western Alliance Bank (provided the accounts at Western Alliance Bank do not have an aggregate balance in excess of One Hundred Thousand Dollars ($100,000) from and after the date that is three (3) Business Days after the Effective Date and such accounts are closed as required by Section 6.12(b)) or (iv) any Permitted Royalty Account.
(b)    Borrower shall provide Collateral Agent ten (10) days’ prior written notice before Borrower or any Guarantor establishes any Collateral Account. In addition, for each Collateral

Account that Borrower or any Guarantor, at any time maintains, Borrower or such Guarantor shall cause the applicable bank or financial institution at or with which such Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Collateral Agent’s Lien in such Collateral Account (held for the ratable benefit of the Secured Parties) in accordance with the terms hereunder prior to the establishment of such Collateral Account. The provisions of the previous sentence shall not apply to (i) Deposit Accounts exclusively used for cash collateral for Permitted Liens under clause (j) of the definition thereof, (ii) payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s, or any Guarantor’s, employees in an aggregate amount not to exceed the amount reasonably expected to be due and payable for the next two (2) succeeding pay periods and identified to Collateral Agent by Borrower as such in the Disclosure Schedules or otherwise in writing to the Collateral Agent, (iii) any deposit accounts at Western Alliance Bank (provided the accounts at Western Alliance Bank do not have an aggregate balance in excess of One Hundred Thousand Dollars ($100,000) from and after the date that is three (3) Business Days after the Effective Date and such accounts are closed as required by Section 6.12(b)) or (iv) any Permitted Royalty Account.”
1.6Schedule 1.1 (Lenders and Commitments). Schedule 1.1 of the Loan Agreement is hereby amended and restated in its entirety with Schedule 1.1 attached hereto as Exhibit A.
1.7Exhibit A (Description of Collateral).    Exhibit A of the Loan Agreement is hereby amended by (i) changing clause (e) in the final paragraph thereof to clause (f) and (ii) inserting new clause (e) immediately following clause (d) thereof, to read as follows:
“(e) any Permitted Royalty Account, including any amounts on deposit therein,”
3.Limitation of Amendments.
1.1The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right, remedy or obligation which Lenders or Borrower may now have or may have in the future under or in connection with any Loan Document, as amended hereby.
1.2This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents are hereby ratified and confirmed and shall remain in full force and effect.
4.Representations and Warranties. To induce Collateral Agent and the Required Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and the Required Lenders as follows:
1.1Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date) and (b) no Event of Default has occurred and is continuing;
1.2Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
1.3The organizational documents of Borrower delivered to Collateral Agent on the Effective Date, and updated pursuant to subsequent deliveries by or on behalf of the Borrower to the Collateral Agent, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
1.4The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not contravene (i) any material law or regulation binding on or affecting Borrower, (ii) any material contractual restriction with a Person binding on Borrower, (iii) any applicable order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (iv) the organizational documents of Borrower;
1.5The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent,

approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
1.6This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
5.Loan Document. Borrower, Lenders and Collateral Agent agree that this Amendment shall be a Loan Document. Except as expressly set forth herein, the Loan Agreement and the other Loan Documents shall continue in full force and effect without alteration or amendment. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.
6.Release by Borrower.
1.1FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Collateral Agent and each Lender and their respective present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the Effective Date through and including the date of execution of this Amendment solely to the extent such claims arise out of or are in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing (collectively “Released Claims”).
1.2By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected in relation to the Released Claims; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Collateral Agent or Lenders with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.
1.3This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Collateral Agent and the Lenders to enter into this Amendment, and that Collateral Agent and the Lenders would not have done so but for Collateral Agent’s and the Lenders’ expectation that such release is valid and enforceable in all events.
7.Reaffirmation. Borrower hereby confirms the grant of the security interest in the Collateral (as defined in the Loan Agreement) to Collateral Agent and confirms and agrees that such security interest shall secure all obligations under the Loan Agreement as amended by this Amendment, and as it may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time and any other obligations identified in the Loan Agreement as being secured thereby.
8.Effectiveness. This Amendment shall be deemed effective as of the date hereof upon (i) the due execution and delivery of this Amendment by each party hereto, (ii) the due execution and delivery to Collateral Agent and Lenders of a certificate of Borrower in substantially the form as previously provided to Collateral Agent, (iii) the due execution and delivery of the Second Amendment to Fee Letter and First Amendment to Exit Fee Agreement dated the date hereof by each party thereto, and (iv) delivery by Borrower to Collateral Agent of (a) the updated Perfection Certificate, (b) a duly executed legal opinion of counsel dated as of the date hereof, and (c) such other documents, agreements, side letters, certificates and/or schedules as Collateral Agent may reasonably request to effect the purpose to this Amendment.
9.Covenant. Borrower hereby covenants and agrees that it will deliver to Collateral Agent, within ten (10) Business Days of the date hereof (or such later date that Collateral Agent may agree in its sole discretion), the good standing certificates of Borrower for each jurisdiction in which it is qualified and licensed to conduct business in any jurisdiction in which the conduct of its businesses or its ownership of property requires that it be so qualified except where the failure to do so could not reasonably be expected to have a Material Adverse Change; provided that, if the failure of Borrower to deliver any such good standing certificates is due solely to delay at the applicable Secretary of State’s (or other equivalent agency) office, such deadline shall automatically be extended by an additional ten (10) Business Days with respect to such good standing certificates.
10.Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument. Delivery by electronic transmission (e.g. “.pdf”) of an executed counterpart of this Amendment shall be effective as a manually executed counterpart signature thereof.
11.Electronic Execution. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment and the transactions contemplated hereby (including without limitation assignments, assumptions, amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Collateral Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
12.Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE COLLATERAL, PROVIDED, HOWEVER, THAT IF THE LAWS OF ANY JURISDICTION OTHER THAN NEW YORK SHALL GOVERN IN REGARD TO THE VALIDITY, PERFECTION OR EFFECT OF PERFECTION OF ANY LIEN OR IN REGARD TO PROCEDURAL MATTERS AFFECTING ENFORCEMENT OF ANY LIENS IN COLLATERAL, SUCH LAWS OF SUCH OTHER JURISDICTIONS SHALL CONTINUE TO APPLY TO THAT EXTENT.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Loan and Security Agreement to be executed as of the date first set forth above.

BORROWER:

ARDELYX, INC.

By: /s/ Justin Renz
Name: Justin Renz Title: Chief Financial and Operations Officer

COLLATERAL AGENT AND LENDER:

SLR INVESTMENT CORP.

By: /s/ Anthony J. Storino
Name: Anthony J. Storino
Title: Authorized Signatory

LENDERS:

SCP PRIVATE CREDIT INCOME FUND SPV, LLC
SCP PRIVATE CREDIT INCOME FUND LP
SCP PRIVATE CREDIT INCOME BDC SPV LLC
SCP PRIVATE CREDIT INCOME BDC LLC
SCP PRIVATE CORPORATE LENDING FUND SPV LLC
SCP PRIVATE CORPORATE LENDING FUND L.P.
SCP CAYMAN DEBT MASTER FUND SPV LLC
SCP CAYMAN DEBT MASTER FUND L.P.
SLR CP SF DEBT FUND SPV, LLC
SCP SF DEBT FUND L.P.
SLR HC FUND SPV, LLC
SLR HC ONSHORE FUND LP
SLR HC BDC SPV, LLC
SLR HC BDC LLC
SLR 1818 L.P.
SLR PRIVATE CREDIT FUND II L.P.
SLR PRIVATE CREDIT BDC II LLC
SLR PRIVATE CORPORATE LENDING FUND II L.P.
CRPTF-SLR CREDIT PARTNERSHIP L.P.

By    /s/ Anthony J. Storino
Name: Anthony J. Storino
Title: Authorized Signatory

[Signature Page to Third Amendment to Loan and Security Agreement]

Exhibit A
SCHEDULE 1.1
Lenders and Commitments

	Term A Loans
Lender	Term A Loan Commitment	Commitment Percentage
SLR INVESTMENT CORP.	$9,475,251.16	34.46%
SCP PRIVATE CREDIT INCOME FUND SPV, LLC	$4,449,548.38	16.18%
SCP PRIVATE CREDIT INCOME BDC SPV LLC	$3,319,342.73	12.07%
SCP PRIVATE CORPORATE LENDING FUND SPV LLC	$3,024,807.06	11.00%
SCP CAYMAN DEBT MASTER FUND SPV LLC	$1,297,190.99	4.72%
SLR CP SF DEBT FUND SPV, LLC	$1,038,567.36	3.78%
SLR HC FUND SPV, LLC	$4,044,074.37	14.71%
SLR HC BDC SPV, LLC	$851,217.95	3.10%
TOTAL	$27,500,000.00	100.00%
Term B Loans

Lender	Term B Loan Commitment	Commitment Percentage
SLR INVESTMENT CORP.	$7,752,478.23	34.46%
SCP PRIVATE CREDIT INCOME FUND LP	$3,640,539.58	16.18%
SCP PRIVATE CREDIT INCOME BDC LLC	$2,715,825.87	12.07%
SCP PRIVATE CORPORATE LENDING FUND L.P.	$2,474,842.14	11.00%
SCP CAYMAN DEBT MASTER FUND L.P.	$1,061,338.08	4.72%
SCP SF DEBT FUND L.P.	$849,736.93	3.78%
SLR HC ONSHORE FUND LP	$3,308,788.12	14.71%
SLR HC BDC LLC	$696,451.05	3.10%
TOTAL	$22,500,000.00	100.00%

Term C Loans

Lender	Term C Loan Commitment	Commitment Percentage
SLR INVESTMENT CORP.	$15,874,439.36	31.75%
SCP PRIVATE CORPORATE LENDING FUND L.P.	$8,059,559.23	16.12%
SLR HC ONSHORE FUND LP	$7,081,161.26	14.16%
SLR HC BDC LLC	$1,345,156.00	2.69%
SLR 1818 L.P.	$6,168,352.10	12.34%
SLR PRIVATE CREDIT FUND II L.P.	$3,434,372.33	6.87%
SLR PRIVATE CREDIT BDC II LLC	$750,433.17	1.50%
SLR PRIVATE CORPORATE LENDING FUND II L.P.	$3,585,515.29	7.17%
TOTAL	$50,000,000.00	100.00%
Aggregate Commitments

Lender	Term Loan Commitment	Commitment Percentage
SLR INVESTMENT CORP.	$33,102,168.75	33.10%
SCP PRIVATE CREDIT INCOME FUND SPV, LLC	$4,449,548.38	4.45%
SCP PRIVATE CREDIT INCOME FUND LP	$3,640,539.58	3.64%
SCP PRIVATE CREDIT INCOME BDC SPV LLC	$3,319,342.73	3.32%
SCP PRIVATE CREDIT INCOME BDC LLC	$2,715,825.87	2.72%
SCP PRIVATE CORPORATE LENDING FUND SPV LLC	$3,024,807.06	3.02%
SCP PRIVATE CORPORATE LENDING FUND L.P.	$10,534,401.37	10.53%
SCP CAYMAN DEBT MASTER FUND SPV LLC	$1,297,190.99	1.30%
SCP CAYMAN DEBT MASTER FUND L.P.	$1,061,338.08	1.06%
SLR CP SF DEBT FUND SPV, LLC	$1,038,567.36	1.04%
SCP SF DEBT FUND L.P.	$849,736.93	0.85%
SLR HC FUND SPV, LLC	$4,044,074.37	4.04%
SLR HC ONSHORE FUND LP	$10,389,949.38	10.39%
SLR HC BDC SPV, LLC	$851,217.95	0.85%
SLR HC BDC LLC	$2,041,607.05	2.04%
SLR 1818 L.P.	$6,168,352.10	6.17%
SLR PRIVATE CREDIT FUND II L.P.	$3,434,372.33	3.43%
SLR PRIVATE CREDIT BDC II LLC	$750,433.17	0.75%
SLR PRIVATE CORPORATE LENDING FUND II L.P.	$3,585,515.29	3.59%
CRPTF-SLR CREDIT PARTNERSHIP L.P.	$3,701,011.26	3.70%
TOTAL	$100,000,000.00	100.00%

Term D Loans (Uncommitted)*

Lender	Term D Loans	Percentage
TOTAL	$50,000,000.00	100%

*Funding of the Term D Loans is subject to approval by Lenders’ investment committee in its sole and unfettered discretion. For avoidance of doubt, the “Term D Loans” indicated here are uncommitted amounts.